SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — October 15, 2007
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN		46240

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     As described in the press release attached hereto as Exhibit 99.1, on October 15, 2007, Bell Industries, Inc. (the “Company”) announced that it had completed the sale of the shares of stock (the “Shares”) held by the Company in two corporations that hold certain Federal Communications Commission licenses for the operation of Broadband Radio Service channels to Sprint Nextel Corporation. The total consideration for the Shares is approximately $13.5 million in cash in the aggregate. The Company received approximately $12.5 million of the total consideration on the closing and will receive the remaining balance after eighteen months, subject to certain conditions.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1- October 15, 2007 Press Release by Bell Industries, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: October 17, 2007	By:	/s/ Kevin J. Thimjon
		Name:	Kevin J. Thimjon
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	October 15, 2007 Press Release by Bell Industries, Inc.